SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

              _______________________________________________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   under
                        THE SECURITIES ACT OF 1933
             ________________________________________________

                           WESTBANK CORPORATION
            (Exact name of issuer as specified in its charter)

        Massachusetts                      04-1830731
(State or other jurisdiction   (I.R.S. Employer Identification No.)
     of incorporation)

                              225 Park Avenue
                West Springfield, Massachusetts 01090-0149
                 (Address of principal executive offices)

                         John M. Lilly, Treasurer
                           Westbank Corporation
                              225 Park Avenue
                West Springfield, Massachusetts 01090-0149
                            Tel: (413) 781-7500
                  (Name and address of Agent for Service)

                                 Copy to:
                          W. Garth Janes, Esquire
               Doherty, Wallace, Pillsbury and Murphy, P.C.
                       One Monarch Place, 19th Floor
                  Main Street, Springfield, MA 01144-1002

     Approximate date of commencement of proposed sale to public:
                    (As soon as practicable after this
                 Registration Statement becomes effective)

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

                                     X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

                             _________

                      CALCULATION OF REGISTRATION FEE


                                Proposed   Proposed
Title of                        Maximum    Maximum
Securities    Amount to         Offering   Aggregate   Amount of
to be         be Registered     Price Per  Offering    Registration
Registered                      Share (1)  Price (1)   Fee

Common Stock  300,000           $8.75      $2,625,000  $525.00
$2 Par Value

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the bid and asked prices for the Common Stock on June 17, 1997.

                                PROSPECTUS
                           WESTBANK CORPORATION
           DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
                               COMMON STOCK
                              300,000 SHARES
                              $2.00 PER SHARE

     The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Westbank Corporation (the "Company") provides holders of record and certain beneficial owners of the Company's Common Stock, $2.00 par value per share (the "Common Stock"), with a simple and convenient method of purchasing additional shares of Common Stock without fees of any kind.

     Participants in the Plan may have all or a portion of the cash dividends paid on their shares of Common Stock reinvested in shares of Common Stock, and may make optional cash purchases of common
Stock up to $10,000.00 during each calendar quarter.

     The price of shares of Common Stock purchased with reinvested Common Stock dividends or pursuant to the optional cash investment feature will be 90% of the average daily bid and asked prices of the Common Stock for the three business days immediately preceding the applicable dividend payment or cash investment date as such prices are reported in the Union-News published in Springfield, Massachusetts, or, if no such prices shall be reported during such three-day trading period, shall be 90% of such market quotations as the Company shall deem appropriate. Because shares of Common Stock purchased by participants under the Plan will be purchased directly from the Company, no brokerage fees or commissions will be charged on the purchase of Common Stock under the Plan. This offering is not being underwritten, so there are no underwriting discounts or commissions payable by the Company in connection with the Plan.

     On January 9, 1989, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 100,000 shares of the Company's Common Stock issuable pursuant to the Plan. On April 19, 1995 the shareholders of the Company approved various amendments to the Plan, which amendments (a) authorized and reserved an additional 300,000 shares of Common Stock (the "Additional Shares") for issuance under the Plan; (b) increased the maximum allowable optional cash purchases of the Company's Common Stock under the Plan to $10,000.00 per calendar quarter; and
(c) adjusted the price of the shares acquired under the Plan to 90% of the market value of the Common Stock, as set forth above. Pursuant to the April 19, 1995 amendments to the Plan, the Company has issued a portion of the Additional Shares. This prospectus relates to the Additional Shares that have already been issued by the Company and the Additional Shares that have not been issued. It is recommended that this Prospectus be retained for future reference.

     See "Risk Factors" on page 3 for a discussion of Considerations relevant to a decision with respect to participation in the Plan.


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                 OF THIS PROSPECTUS. ANY REPRESENTATION TO
                    THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 19, 1997

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports with the Commission. Reports filed by the Company may be inspected without charge and copied, upon payment of prescribed rates, at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the web site that the Commission maintains at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     2. The Company's Quarterly Report on Form, 1O-Q for the quarter ended March 31, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered who so requests in writing, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies shall be directed to Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, Massachusetts 01090-0149.

                                THE COMPANY

     The Company, a Massachusetts corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was incorporated in 1983 and became the owner of all the common stock of Park West Bank and Trust Company on July 2, 1984 and all of the common stock of Chicopee Cooperative Bank on February 20, 1987. Park West Bank and Trust Company is a Massachusetts trust company which was organized in 1961. Chicopee Cooperative Bank is a Massachusetts cooperative bank which was organized in 1909. The mailing address and telephone number of the principal executive office of the Company are: 225 Park Avenue, West Springfield, Massachusetts 01090-0149, Telephone: (413) 747-1400.

                               RISK FACTORS

     The future performance of the Company and the value of its Common Stock are subject to various factors that are beyond the control of the Company, including future market conditions and the behavior of other market participants. The Company operates in a highly competitive market, especially in light of the continued consolidation in the New England banking industry. The performance of the Company and the value of its Common Stock will be influenced by the status of the economy in general and the recovery of the real estate market in Western Massachusetts. Also, as a bank holding company, the Company's performance may be materially affected by changes in interest rates and federal and state bank regulatory requirements.

     From December, 1994 to December, 1996, the Company operated under a Memorandum of Understanding (the "Memorandum") with the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Banks for the Commonwealth of Massachusetts (the "Commissioner"). The Memorandum was an informal agreement with the FDIC and the Commissioner requiring the Company, among other things, to maintain a leverage capital ratio of at least six percent, to develop a written plan of action to lessen its risk exposure to certain borrowers and to refrain from extending or renewing credit to any borrower who had a loan or extension of credit with the Company that had been charged off or classified without first obtaining majority approval of the Company's Board of Directors.
The Memorandum also required the Company to maintain an allowance for losses at a level commensurate to the risk in the loan portfolio and obtain approval from the FDIC and the Commissioner prior to paying or declaring a dividend. The Company was required to make quarterly reports to the FDIC and the Commissioner detailing the form and manner of action taken to secure compliance with the Memorandum. The Company was in compliance with all of the requirements of the Memorandum when the Memorandum was terminated in December, 1996.


                          DESCRIPTION OF THE PLAN

     The following is a question and answer statement concerning the provisions of the Plan.

Purpose

     1.   What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of record and certain beneficial owners of shares of Common Stock with a simple and convenient method of investing cash dividends in, and making optional cash purchases of, additional shares of Common Stock without payment of any brokerage commission or service charge. Because such shares of Common Stock will generally be purchased directly from the Company, the Company will receive additional equity for working capital and for other general corporate purposes.

Advantages

     2.   What are the advantages of the Plan?

          Stockholders may have the cash dividends on all or a portion of their shares of Common Stock automatically re-invested in additional shares of Common Stock and may invest optional cash, up to specified limits, in the Company's Common Stock. Purchases of Common Stock pursuant to the Plan are at a 10% discount from the applicable average market price of the Common Stock. No commission or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible because the Plan permits not only full shares but fractions of shares and dividends in respect of such fractions to be credited to participants' accounts. Participants can avoid, if they so desire, the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan. Regular quarterly statements of account provide simplified record-keeping.

Administration

     3.   Who administers the Plan for participants?

          Park West Bank and Trust Company is the agent ("Agent") for the Plan and will administer the Plan for participants, keep records, send quarterly statements of account to participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent, as agent for participants in the Plan.

Participation

     4.   Who is eligible to participate?

          All holders of record of shares of Common Stock, including brokers, trustees or other nominees in whose names certificates are registered, are eligible to participate in the Plan. In order to participate, beneficial owners of shares of Common Stock whose shares are registered in names other than their own must become stockholders of record by having shares transferred into their names, or they may request their holders of record to participate on their behalf. Beneficial owners must contact the holders on their behalf directly in order to make arrangements for such participation.

     5.   How do stockholders participate?

          Stockholders may join the Plan at any time by checking the appropriate box on an authorization form provided by the Company (an "Authorization Form"), signing it and returning it to the Company.
A postage paid envelope is provided for this purpose. An Authorization Form may be obtained at any time by written request to Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, MA 01090-0149, or by calling the Company at (413) 747-1400.

     Stockholders who are employees of the Company and its subsidiaries may arrange to make optional cash payments through regular payroll deductions.

     6.   What does the Authorization Form provide?

          The Authorization Form allows each participant to decide the extent to which he or she wants to participate in the Plan through any of the following investment options:

          a. "Full Dividend Reinvestment" directs the Company to invest in the Company's Common Stock in accordance with the Plan all of a participant's dividends on all shares of Common Stock then or subsequently registered in a participant's name, and permits a participant to make optional cash payments for the purchase of additional shares in accordance with the Plan.

          b. "Partial Dividend Reinvestment" directs the Company to invest in the Company's Common Stock in accordance with the Plan all cash dividends on those full shares of Common Stock specified in the appropriate space on the Authorization Form. It also permits a participant to make optional cash payments for the purchase of additional shares in accordance with the Plan.

          c. "Optional Cash Payments" permits a participant to make optional cash payments for the purchase of additional shares of the Company's Common Stock in accordance with the Plan.

     Dividends paid on whole and fractional shares held by the Agent for a participant's account under the Plan will automatically be reinvested under each of the three options specified above.

     If a signed Authorization Form is returned without one of the boxes checked, the stockholder will be enrolled under the Full
Dividend Reinvestment option.

     A participant's investment option may be changed at any time by completing, signing and returning a new Authorization Form, or by submitting a written request to Westbank Corporation Dividend
Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, Massachusetts 01090-0149.

     7.   When will dividends be reinvested?

          The date on which cash dividends are reinvested ("Dividend Investment Date") will be the date on which the dividend payment is made, which is expected to be quarterly, on the 20th day of January, April, July and October.

     Under either the Full Dividend Reinvestment option or the Partial Dividend Reinvestment option, the Authorization Form directing the Company to reinvest dividends must be received by the Company on or before the record date set by the Company's Board of Directors for determining stockholders of record entitled to receive a dividend. If the Authorization Form is received by the Company after such record date, reinvestment of dividends will begin with the next dividend period.

Optional Cash Payments

     8.   Who is eligible to make optional cash payments?

          Participants in the Plan, whether or not they have authorized the investment of dividends, are eligible to make optional cash payments.

     9. To what extent may a participant make optional cash payments?

          The opportunity to make cash payments is available to each participant at any time and is available under each of the Plan's three investment options. A participant may make optional cash payments totaling no more than $10,000 per calendar quarter, with no minimum payment required. The Agent will return optional cash payments submitted by a participant to the extent that the aggregate optional cash payments in any calendar quarter exceed $10,000. The same amount of money need not be sent each quarter nor does the participant need to make a payment in each quarter. There is no obligation to use, nor any penalty for not using, the optional cash payment feature of the Plan.

    10. How does the "Optional Cash Payments" investment option operate?

          The Agent will apply any optional cash payment received from a participant to the purchase of shares of Common Stock for the participant's account in the Plan.

     An initial optional cash payment may be made by a participant when enrolling by enclosing a check with the Authorization Form. Checks should be made payable to Westbank Corporation and returned together with the Authorization Form. Thereafter, optional cash payments may be made by submitting a check accompanied by a cash payment stub. A cash payment stub will be attached to each statement sent to participants by the Agent. Additional stubs will be supplied to participants upon request. Shareholders who are employees of the Company and its subsidiaries may also make cash payments through payroll deductions.

    11. When will optional cash payments received by the Agent be invested?

          Optional cash payments will be invested monthly on the cash investment date ("Cash Investment Date"). In each month in which the Company pays any dividend, the Cash Investment Date will be the same date as the Dividend Investment Date. In each month in which the Company does not pay a dividend, the Cash Investment Date will be the 20th day of that month or, if the 20th is not a regular business day in West Springfield, Massachusetts, the next business day. In order to allow sufficient time for processing, optional cash payments must be received by the Agent no later than two business days prior to a Cash Investment Date.

     No interest will be paid by the Company or the Agent on optional cash payments. Therefore, participants are encouraged to make optional cash payments shortly before the day two business days before a Cash Investment Date.

     Optional cash payments will be refunded if a written request for refund is received by the Agent no later than 48 hours before such payments are to be invested.

Costs

    12. Are there any expenses to participants in connection with purchases under the Plan?

     No. There will be no brokerage fees payable by participants. All costs of administration of the Plan and fees of the Agent are to be paid by the Company.

Purchases

    13. How many shares of Common Stock will be purchased for participants?

     The number of shares of Common Stock to be purchased for each participant equals (i) the amount of the participant's dividends being reinvested plus the amount of any optional cash payments, divided by (ii) the applicable purchase price per share of the Common Stock. Each participant's account will be credited with the number of shares of Common Stock purchased including fractional shares computed to three decimal places.

    14. What will be the price of shares of Common Stock purchased under the Plan?

          The price of shares of Common Stock purchased with reinvested dividends from the Company on any Dividend Investment Date will be 90% of the average daily bid and asked prices of the Common Stock for the three business days immediately preceding the applicable Dividend Investment Date as such prices are reported in the Union-News published in Springfield, Massachusetts.

     The price of shares of Common Stock purchased with optional cash payments on any Cash Investment Date will be 90% of the average daily bid and asked prices of the Common Stock for the three business days immediately preceding the applicable Cash Investment Date as reported in the Union-News published in Springfield, Massachusetts.

     In the event there shall be no quotations with respect to the Common Stock during such three-day trading period, the purchase price of a share of Common Stock shall be determined by the Company on the basis of such market quotations as it shall deem appropriate.

     No shares under the Plan will be sold at less than the par value of such shares.

Reports to Participants

    15. What kind of report will be sent to participants in the Plan?

          Each participant in the Plan will receive quarterly statements of the participant's account. These statements are a participant's continuing record of the cost of the participant's purchases and should be retained for income tax purposes.

Dividends

    16. Will participants be credited with dividends on shares held in their account under the Plan?

          Yes. The Agent will receive dividends for all Plan shares held on the dividend record date and credit these dividends to Participants' accounts on the basis of full and fractional shares credited to those accounts. Dividends will be reinvested automatically in additional shares.

Certificates for Shares

    17. Will certificates be issued for shares of Common Stock purchased?

          Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's quarterly statement of account. This convenience protects against loss, theft or destruction of stock certificates.

     Certificates for any number of whole shares credited to an account under the Plan will be issued upon written request. Such shares would thereupon be withdrawn from the participant's Plan account. This request should be mailed to: Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, Massachusetts 01090-0149. Any remaining full and fractional shares will continue to be credited to the participant's account.


    18.  May shares in a Plan account be pledged?

          No. Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

    19.  In whose name will certificates be registered when issued?

          Accounts under the Plan are maintained in the names in which certificates of the participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

Changing Method of Participation and Withdrawal from the Plan

    20. When will a participant's request to change his or her method of participation become effective?

          Any changes in a participant's method of participating in the dividend reinvestment feature of the Plan will become effective as of an upcoming Dividend Investment Date if written notice of such intention is received by the Agent on or before the record date for the next dividend payment.

    21.   How does a participant withdraw from the Plan?

          In order to withdraw from the Plan, a participant must notify the Company in writing that the participant wishes to withdraw. Written notice should be addressed to: Westbank Corporation Dividend Reinvestment and Common Stock Purchase Plan, 225 Park Avenue, West Springfield, Massachusetts 01090-0149. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued and cash payment will be made for any fraction of a share.

    22.   When may a participant withdraw from the Plan?

          A participant may withdraw from the Plan at any time.

    23.   What happens when a participant withdraws from the Plan?

          If the request to withdraw is received by the Company after the record date for a dividend and before the Dividend Investment Date for that dividend, such dividend will be reinvested for the participant's account. Any optional cash payment sent to the Agent prior to the request to withdraw will be invested in Common Stock unless the participant's withdrawal expressly requests return of the optional cash payment and such letter is received no later than 48 hours prior to the Cash Investment Date. The request for withdrawal will then be processed as promptly as possible following such date. All subsequent dividends will be paid in cash to the former participant unless the participant re-enrolls in the Plan, which the participant may do at any time.

Other Information

    24. What happens when a participant sells or transfers all of the shares registered in the participant's name?

          If a participant sells or transfers all shares of Common Stock registered in the participant's name other than shares under the Plan, the Company will continue to reinvest the dividends on the shares credited to the participant's account under the Plan until notified in writing by such participant that the Participant wishes to withdraw from the Plan.

    25. What happens if the Company has a Common Stock rights offering, issues a stock dividend or declares a stock split?

          In the event of a rights offering by the Company, a participant will receive rights based upon the total number of whole shares owned including those shares held in the Plan and shares held directly.

     Any stock dividends or split shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares held directly will be mailed to the participant in the same manner as to stockholders who are not participating in the Plan.

    26. How will a participant's shares be voted at meetings of stockholders?

      Participants will receive a proxy card indicating total shares held directly and shares credited to his or her account under the Plan.

     If a proxy card is returned properly signed and marked for voting, all shares covered by the proxy will be voted as marked.
The total number of shares held may be voted in person at stockholders' meetings.

     If a proxy card is returned properly signed but without indicating instruction as to the manner shares are to be voted with respect to any item thereon, all of the participant's shares will be voted in accordance with the recommendations of the Board of Directors of the Company. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, none of the shares in respect of which such proxy card was furnished (including shares held for the participant under the Plan) will be voted.

    27. What are the Federal income tax-consequences of participation in the Plan?

          With respect to shares purchased pursuant to the reinvestment of cash dividends pursuant to the Plan, the participant will be treated for Federal income tax purposes as receiving a distribution in an amount equal to the fair market value on the Dividend Investment Date of all full and fractional shares credited to the participant plus the amount of income tax withheld, if any. The distribution will be taxable as a dividend to the extent of the Company's earnings and profits as determined for Federal income tax purposes. The tax basis of the shares will be an amount equal to their fair market value on the Dividend Investment Date. The Company intends to determine and report the distribution amount on the basis that the fair market value per share of the Common Stock acquired pursuant to the reinvestment of dividends is the average bid and asked price on the Dividend Investment Date as reported in the Union-News published in Springfield, Massachusetts, or in the event there is no quotation with respect to the Common Stock, on the basis of such market quotations as the Company shall deem appropriate.

     The holding period for Common Stock credited to a participant's account pursuant to the reinvestment of dividends will begin on the day following the Dividend Investment Date. The holding period for Common Stock acquired with an optional cash payment will begin on the day following the Cash Investment Date.

     With respect to shares which are purchased using a participant's optional cash payment, a participant will be treated for Federal income tax purposes as receiving a distribution in an amount equal to the fair market value on the Cash Investment Date of all full and fractional shares purchased on such Date by such participant less the price paid for such shares determined in the manner set forth in the response to Question 14. With the foregoing exception, the tax consequences to such a participant will be the same as for a participant electing the dividend reinvestment option.

     A participant will not realize any taxable income upon receipt of certificates for whole shares which have been credited to the participant's account, whether received upon the participant's request, or upon termination of participation in the Plan, or upon termination of the Plan.

     A participant will realize gain or loss when Common Stock acquired pursuant to the Plan is sold or exchanged by the participant after receipt of a share certificate from the Plan or upon receipt of a cash adjustment for a fractional share. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share sold or exchanged, and the tax basis therefor.

     For United States income tax purposes, the Company is subject to requirements that a portion of any dividend payable to certain foreign shareholders, and United States shareholders for whom withholding requirements are applicable, be withheld and paid to the Internal Revenue Service for the account of such shareholders. The amount reinvested for any participant in the Plan will in each case be after any reduction necessary to comply with any applicable income tax withholding requirements with respect to such participant. Statements confirming purchases made for any participant will indicate the amount of tax withheld.

     Eligible stockholders who are considering participating in the Plan are urged to consult with their own tax advisers prior to joining the Plan.

    28. What are the responsibilities of the Company and the Agent under the Plan?

          The Company and its Agent in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death. THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE THE PARTICIPANT OF A PROFIT OR PROTECT THE PARTICIPANT AGAINST A LOSS ON THE SHARES PURCHASED BY THE PARTICIPANT UNDER THE PLAN.

    29.  May the Plan be changed or discontinued?

          The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination.

                              USE OF PROCEEDS

     A total of 100,000 shares of Common Stock have been registered by the Company for issuance under the Plan and an additional 300,000 shares of Common Stock are being registered by the Company pursuant to this Registration Statement. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of such shares for working capital purposes and for other general corporate purposes.

                    DESCRIPTION OF THE COMPANY'S STOCK

     The Company is authorized to issue up to 9,000,000 shares of Common Stock, $2.00 par value. As of December 31, 1996, there were 3,346,802 shares of Common Stock outstanding. The Company also has authorized 100,000 shares of Preferred Stock, $5.00 par value, none of which shares are outstanding.

Dividend Rights

     Holders of the Company's Common Stock are entitled to receive such dividends as are declared by its Board of Directors out of funds legally available therefor.

Voting Rights - Non-Cumulative Voting

     Holders of shares of the Company's Common Stock are entitled to one vote for each share of stock held by them and a proportionate vote for each fractional share.

     The shares of Common Stock of the Company do not have cumulative voting rights. This means that the holders of more than 50% of the shares of Common Stock of the Company voting for the election of directors can elect 100% of the class of directors standing for election at any meeting if they choose to do so, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company at the meeting.

Preemptive Rights

     The holders of the Company's Common Stock have no preemptive rights.

Liquidation Rights

     In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment to the holders of any shares of preferred stock then issued and outstanding of the amounts to which they are entitled, the holders of Common Stock will be entitled to receive pro rata any assets distributable to shareholders in respect to shares held by them.

Election of Directors

     Under both the Articles of Organization and the By-Laws of the Company, the Board of Directors is divided into three approximately equal classes designated, respectively, Class 1, Class 2 and Class
3. Each Director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such Director was elected, or, if the Director was not elected at an annual meeting, until the end of the term of the class to which he was elected, and, in each case, until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.


Other Matters

     The Company's Common Stock has no conversion rights, and is not subject to any redemption or sinking fund provisions or any further calls or assessments. The shares of Common Stock currently outstanding are, and the shares of Common Stock to be offered pursuant to the Plan will be, fully paid and non-assessable.

Extraordinary Corporate Transactions and Changes in Control

     Under the Company's Articles of Organization, neither the Company nor any of its subsidiaries may be a party to any merger or consolidation, liquidation or dissolution, sale of all, substantially all or a substantial part of its assets or any reclassification or recapitalization of its stock unless one of the following conditions shall have been met: (i) the transaction has been approved by at least 75% of the total number of shares of stock of the Company entitled to vote on the matter and by at least a majority of the total number of shares of stock of the Company entitled to vote on the matter not owned by the entity other than the Company which is a party to the transaction, or any subsidiary or affiliate thereof (the "Receiving Entity"); (ii) the transaction has keen approved by at least 75% of the members of the Company's Board of Directors not affiliated with the Receiving Entity ("Unaffiliated Directors"); (iii) the transaction has been approved by a majority of the Unaffiliated Directors prior to the date on which the Receiving Entity first acquired any stock of the Company; or (iv) the transaction has been approved by the holders of at least a majority of the shares of each class of stock of the Company entitled to vote on the matter and by at least a majority of the shares of each class of stock of the Company entitled to vote on the matter not owned by the Receiving Entity, and the aggregate of the cash and fair market value of all consideration to be paid to holders of the company's stock is equal to the amounts determined under a formula set forth in the Company's Articles of Organization.

     In addition, the Company's Articles of Organization direct the Company's Board of Directors, in evaluating such a transaction, or a tender or exchange offer, to consider (i) the social and economic effects of the transaction on the Company, its subsidiaries, their employees, depositors, customers and the communities they serve.
(ii) the business and financial condition and earnings prospects of the other party and the possible effect of such conditions upon the Company, its subsidiaries and the communities they serve, and (iii) the competence, experience and integrity of the other party and its management.

     Certain acquisitions of the Company's Common Stock are subject to the provisions of Chapter 110D of the Massachusetts General Laws ("Chapter 110D"), relating to control share acquisitions. Under Chapter 11OD, a vote of shareholders will be necessary to determine whether shares of Common Stock acquired in a control share acquisition will have voting rights. Subject to various exceptions set forth in Chapter 11OD, a control share acquisition generally means an acquisition of Common Stock in which any person, including his associates, acquires beneficial ownership of stock which, when aggregated with all other stock of the Company owned by such person, increases his voting power to one of the following ranges of voting power: (i) one fifth or more but less than one third, (ii) one third or more but less than a majority, or (iii) a majority or more. All shares acquired within ninety days before or after a control share acquisition or pursuant to a plan to make a control share acquisition are deemed to be part of the control share acquisition.

                               LEGAL OPINION

     Doherty, Wallace, Pillsbury and Murphy, P.C., counsel for the Company, will give its opinion as to the legality of Common Stock being offered hereby, indicating that when sold, the Common Stock will be legally issued, fully paid and non-assessable.

                                  EXPERTS

     The consolidated financial statements of Westbank Corporation as of December 31, 1995 and 1996 and for each of the years in the three year period ended December 31, 1996 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           MISCELLANEOUS

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer by the Company to sell securities in any State to any person to whom it is unlawful for the Company to make such offer in such State. This Prospectus relates only to the additional Common Stock offered hereby and is not to be relied upon in connection with the purchase or sale of any other securities of the Company.

TABLE OF CONTENTS             Page        WESTBANK CORPORATION
                                          DIVIDEND REINVESTMENT AND
                                          COMMON STOCK PURCHASE PLAN
Available Information........    2

Incorporation of Certain
Documents by Reference.......    2

The Company..................    3

Risk Factors.................    3

Description of the Plan......    4

  Purpose....................    4

  Advantages.................    4

  Administration.............    5

  Participation..............    5

  Optional Cash Payments.....    6         _______________________
                                           PROSPECTUS
  Costs......................    8         _______________________

  Purchases..................    8

  Reports to Participants....    9

  Dividends..................    9

  Certificates for Shares....    9

  Changing Method of
  Participation and Withdrawal
  from the Plan..............   10

  Other Information..........   11

Use of Proceeds..............   13

Description of the                           June 19, 1997
Company's Stock..............   14

Legal Opinion................   16

Experts......................   16

Miscellaneous................   16

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following is an itemized statement of expenses (all but the registration fee are estimates) to be paid by the Registrant in connection with the issuance and sale of the Common Stock being registered.

     Securities and Exchange Commission
     Registration Fee.............................$	 525.00

     Accounting Fees and Expenses.................$1,000.00

     Printing Fees................................$	NONE

     Legal Fees and Expenses......................$2,000.00

     Miscellaneous................................$	NONE

     Total........................................$3,525.00

Item 15.  Indemnification of Officers and Directors

     In general, Article V, Section 9 of the Registrant's By-Laws provides for indemnification of each director, officer, employee or agent of the Registrant, any former director, officer, employee or agent of the Registrant, and any person who is or shall be a director, officer, employee or agent of another organization in which the Registrant owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such person in connection with, or arising out of, any action, suit or proceeding in which such person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Registrant or such other organization, except in relation to matters as to which such person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant or such other organization, and with respect to any criminal action or proceeding, only to the extent that he had no reasonable cause to believe his conduct was unlawful.

Item 16.  Exhibits


     4.1  Westbank Corporation Dividend Reinvestment and Common
          Stock Purchase Plan

     4.2  Westbank Corporation Dividend Reinvestment and Common
          Stock Purchase Plan Authorization Form

     4.3  Articles of Organization.

     4.4  By-Laws.

     5    Opinion of Doherty, Wallace, Pillsbury and Murphy, P.C.
          as to legality of the shares

     23.1 Consent of Deloitte & Touche LLP

     23.2 Consent of Doherty, Wallace, Pillsbury & Murphy, P.C.
          (incorporated in Exhibit 5)

     24 Power of Attorney (included on signature page of this Registration Statement)

Item 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any Prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Springfield, Commonwealth of Massachusetts on June 19, 1997.

                                WESTBANK CORPORATION


                             By:/s/ Donald R. Chase
                                Donald R. Chase, President



                             POWER OF ATTORNEY

     We, the undersigned Directors and officers of Westbank Corporation, do hereby severally constitute and appoint Donald R. Chase and John M. Lilly, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as Directors and Officers and to execute any and all instruments for us in our name in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-3 including specifically but without limitation, power and authority to sign for us or any of us, in amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                  Title               Date

/s/ Donald R. Chase             President, Chief         June 19, 1997
Donald R. Chase                 Executive Officer
                                and Director
                                (Principal Executive
                                Officer)

/s/ Alfred C. Whitaker          Chairman of the          June 19, 1997
Alfred C. Whitaker              Board and Director

/s/ John M. Lilly               Treasurer and Chief      June 19, 1997
John M. Lilly                   Financial Officer
                                (Principal Financial
                                and Accounting
                                Officer)

/s/ Roland O. Archambault       Director                 June 19, 1997
Roland O. Archambault

/s/ Mark A. Beauregard          Director                 June 19, 1997
Mark A. Beauregard

/s/ David R. Chamberland        Director                 June 19, 1997
David R. Chamberland

/s/ Leroy F. Jarrett            Director                 June 19, 1997
Leroy F. Jarrett

/s/ Ernest N. Laflamme, Jr.     Director                 June 19, 1997
Ernest N. Laflamme, Jr.

/s/ Paul J. McKenna, D.M.D.     Director                 June 19, 1997
Paul J. McKenna, D.M.D.

/s/ Robert J. Perlak            Director                 June 19, 1997
Robert J. Perlak

/s/ George R. Sullivan          Director                 June 19, 1997
George R. Sullivan

/s/ James E. Tremble            Director                 June 19, 1997
James E. Tremble

                               EXHIBIT INDEX

Number                  Exhibit

4.1    Westbank Corporation Dividend          INCLUDED HEREIN
       Reinvestment and Common Stock
       Purchase Plan

4.2    Westbank Corporation Dividend          INCLUDED HEREIN
       Reinvestment and Common Stock
       Purchase Plan Authorization Form

4.3    Articles of Organization               *

4.4    By-Laws									                       *

5      Opinion of Doherty, Wallace,           INCLUDED HEREIN
       Pillsbury and Murphy, P.C., as
       to the legality of the shares

23.1   Consent of Deloitte & Touche LLP			    INCLUDED HEREIN

23.2   Consent of Doherty, Wallace,				       INCLUDED HEREIN
       Pillsbury and Murphy, P.C.,
       (incorporated in Exhibit 5)

24     Power of Attorney (included on			      INCLUDED HEREIN
       signature page of this Registration
       Statement)

* Incorporated by reference to identically numbered exhibits contained in Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.